                                                                   Exhibit 4.2

NUMBER
KPD

                                                            KEYSTONE                                     SHARES
                                                         PROPERTY TRUST

THIS CERTIFICATE IS TRANSFERABLE IN           A REAL ESTATE INVESTMENT TRUST ORGANIZED                CUSIP 493596 30 8
        NEW YORK, N.Y.                         UNDER THE LAWS OF THE STATE OF MARYLAND

                                                                                           SEE REVERSE FOR GENERAL DEFINITIONS
                                                                                                         AND LEGENDS

THIS CERTIFIES THAT:







is the owner of



     FULLY-PAID AND NONASSESSABLE SERIES D PREFERRED SHARES, $.001 PAR VALUE, OF
                            KEYSTONE PROPERTY TRUST


Transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Declaration of Trust, as amended or supplemented, and the By-Laws of the Trust, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

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
Dated:

                          KEYSTONE PROPERTY TRUST
  /s/ Saul A. Behar               SEAL                         /s/ Jeffrey E. Kelter
                                  1999
      Secretary                 MARYLAND                       President and Chief Executive Officer
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                                       COUNTERSIGNED AND REGISTERED:
                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                     (NEW YORK, NEW YORK)
                                                                TRANSFER AGENT
                                                                 AND REGISTRAR

                                       BY

                                                             AUTHORIZED OFFICER

     The Trust will furnish to any Shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Trust is authorized to issue, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Trust or to its transfer agent.

     The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 4.9% (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Exempted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Trust in excess of 9.9% (in value or number of shares) of the outstanding Shares of any class or series of Preferred Stock of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such transfer would result in the Shares of the Trust being owned by fewer than 100
Persons; (v) no Person may transfer Shares if such Transfer would result in Shares of the Trust being owned by a Disqualified Person; and (vi) no plans and certain other Persons described in or subject to the Plan Asset Regulations may own more than 24.9% of the value of any class of Shares of the Trust. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby may be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended or supplemented from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

     Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
TEN COM     --      as tenants in common                       UNIF GIFT MIN ACT--            Custodian
                                                                                   ----------          ------------
                                                                                      (Cust)              (Minor)
TEN ENT     --      as tenants by the entireties                                     under Uniform Gifts to Minors
                                                                                   Act
                                                                                      ------------------------------
                                                                                                   (State)
JT TEN      --      as joint tenants with right of
                    survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

    For value received, _____________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

--------------------------------------------------------------------------------

---------------------------------------------------------------Preferred Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.
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Dated
      --------------------------

                                           ----------------------------------
                                                        SIGNATURE

Signature Guaranteed:


By:
  ---------------------------------------------------------------------------
The signature(s) must be guaranteed by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.


NOTICE: The signature in this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.